PROMISSORY NOTE

  EXECUTED AT: NEW YORK CITY

  DATED: AUGUST 10, 2000

  PRINCIPAL SUM: $100,000

         FOR A LOAN RECEIVED in the principal sum shown above, CAVALCADE OF SPORTS MEDIA, INC., a Nevada corporation with principal offices located at 12868 Via Latina, Del Mar, California 92014 ("Borrower"), promises to pay to the order of:

Name: DON GAON ("Lender")

the principal sum set forth above on or before:

Maturity Date: FEB 10, 2001.

The loan represented by this Promissory Note shall bear interest at the rate of 18% per annum, simple interest from the date hereof. Interest shall be payable at maturity. If Borrower fails to pay the full amount of principal together with the interest thereon on the date it becomes due, Borrower shall be in default. The unpaid principal and the unpaid interest thereon shall thereafter both bear interest at the rate of eighteen percent (180) per annum until paid; but this provision shall not increase the liability of Borrower beyond the legal interest rate. If any law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges to be collected in connection with this loan exceed permitted limits, then this loan shall not be void but any such interest or loan charge shall be reduced by the amount necessary to reduce such interest or loan charge to permitted limits. Borrower agrees to pay all costs of collection, including reasonable attorney fees in case payment is not made when it becomes due. Presentment, notice of dishonor, and protest are hereby waived by the Borrower. This Note is to be construed and enforced in accordance with the laws of the State of Nevada in existence on the date of this Promissory Note.

         IN WITNESS WHEREOF, intending to be legally bound, the Borrower has executed this Promissory Note as of the date above written.

                                                 CAVALCADE OF SPORTS MEDIA, INC.


                                                   By: /s/ Edward E. Litwak
                                                   ----------------------------
                                                    Edward E. Litwak, President

                                    GUARANTY

KNOW ALL MEN BY THESE PRESENTS:


FOR VALUE RECEIVED this 10 day of August 2000, Ed Litwak an individual residing at 12869 Via Latina, Del Mar, CA 92104 hereby unconditionally and irrevocably jointly and severally guarantees to DON GAON, an individual with his address at c/o World Direct Trade, 53 W. 36th Street, Suite 1102, New York, NY 1008 and his successors and assigns ("Lender") the following:

The timely and full payment and repayment from CAVALCADE OF SPORTS MEDIA, INC., a Nevada corporation with offices at 12858 Via Latina, Del Mar, CA 92014 ("Borrower") of which Guarantor is a shareholder, officer and director, under that certain promissory note dated August 9, 2000 made by Borrower to Lender in the original principal amount of $100,000.00 (the "Note") evidencing the loan made by Lender to Borrower, and any and all accrued and unpaid interest at the rates provided for in the Note, late charges, expenses of collection and any other amounts as may be provided in the Note; and all costs and expenses of and advances made by Lender (including, without limitation, attorneys' fee and disbursements) in enforcing the Note and Borrower's and Guarantor's obligations thereunder and hereunder, together with interest thereon as the interest rate set forth in the Note.

The obligations of Guarantor hereunder are and shall be absolute under any and all circumstances without regard to the validity, regularity or enforceability of the Note. The obligations of the Guarantor hereunder are primary, direct, unconditional and completely independent of the obligations of Borrower. A separate cause of action or separate causes of action may be brought and prosecuted against Guarantor without the necessity of joining, or previously proceeding or exhausting any other remedy against, Borrower, or any other person who might have become liable for the indebtedness by assumption thereof or otherwise, or of realizing upon any security then held by Lender. Guarantor hereby specifically waives any and all defenses of any and every kind (including, without limitation, substantive, procedural and jurisdictional defenses) to any action or proceeding brought to enforce this Guaranty or any part of this Guaranty either at law or in equity, except the single defense that all the obligations of Guarantor have actually been paid and performed. Lender shall not be required to give notice to Guarantor of any failure or omission on the part of Borrower to meet any payments sooner than at the time payment hereunder is demanded, and Guarantor expressly waives any other notice, diligence, presentment, demand for payment and protest.

This instrument is to be construed as a continuing, binding, absolute and unconditional guaranty that shall remain in full force and effect as written from and after the date hereof until actual payment and performance of the obligations of the Guarantor in full, both principal and interest, and all sums and obligations due under the Note and Guaranty. Guarantor shall pay all reasonable attorneys' fees and disbursements and other costs and expenses incurred by Lender if Lender reports to the courts or otherwise requires the services on an attorney to enforce this Guaranty or the Note.

If claim is ever made upon Lender for repayment or recovery of any amounts received by Lender in payment of any of the indebtedness evidenced by the Note and Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or (b) any settlement or compromise of such claim effected by Lender with any such claimant (including, without limitation, Borrower), then, in such event, Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation, termination or return thereof or the cancellation of the Note, and Guarantor shall be and remain obligated to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

This Guaranty shall be construed in accordance with the laws of the State of New York without reference to principles of conflict of laws (including, without limitation, the laws of any other country). This Guaranty cannot be modified, amended or terminated orally. If any part of this Guaranty shall not be valid under the laws of the State of New York, such part shall be rendered inoperative, but the remainder of this Guaranty shall be enforceable. Guarantor hereby irrevocably agrees that Guarantor is and shall remain subject to, and Guarantor hereby irrevocably submits to personal jurisdiction in all State and Federal courts located in the State and County of New York in any action or proceeding arising out of this Guaranty and Guarantor hereby waives any defense or right to stay or dismiss on the basis of forum non conveniene regarding any action or proceeding brought before said courts. Service of any notice or summons and complaint or other process in any such action or proceeding may be made on Guarantor by U.S. Mail to Guarantor's address first set forth above, Guarantor hereby waiving personal service thereof, or as may otherwise be permitted by law. Guarantor hereby waives the right of trial by jury in any litigation assign hereunder and also waives the right, in such litigation, to interpose counterclaims or setoffs of any kind or description. No delay on the part of Lender in exercising any power or right hereunder or under the Note or this Guaranty shall operate as a waiver thereof: nor shall nay single or partial exercise of any power or right hereunder or the failure to exercise same in any instance preclude other or further exercise thereof or the exercise of any other power or right; not shall Lender be liable for exercising or failing to exercise any such power or right; nor shall Lender be liable for exercising or fialing to exercise any such power or right; the rights and remedies hereunder expressly specified are cumulative and not exclusive of any right or remedies which Lender may or will otherwise have.

Wherever the word "Lender" appears, the rights and authority granted Lender shall also inure to the benefit of its successors and assigns (whether such statement follows the word Lender or not) and the agreements contained herein by Guarantor shall also bind the heirs, successors and assigns of Guarantor.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.


                                       /s/ Ed Litwak
                                       -----------------
                                       Name of Guarantor



STATE OF NEW YORK; COUNTY OF NEW YORK   :ss:


On the __ day of August in the year 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________, personally known to me or proved to me on the basis or satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed same in his capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.


                              /s/ Joel R. Schweidel
                              ---------------------
                              JOEL R. SCHWEIDEL
                              Notary Public, State of New York
                              No. 31-8881180
                              Qualified in New York County
                              Certificate filed in New York County
                              Commission Expires Jan 31, 2001